Exhibit 99.2

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of VIA NET.WORKS, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the period ended March 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rhett S. Williams
Rhett S. Williams
Chief Executive Officer
May 12, 2003

/s/ Fraser R. Park
Fraser R. Park
Vice President, Chief Financial Officer and Treasurer
May 12, 2003

A signed original of this written statement required by section 906 has been provided to VIA NET.WORKS. Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.